Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Danielson Holding Corporation:


We consent to the use of our reports incorporated herein by reference to the reference to our firm under the heading "Experts" in the registration statement.


/s/ KPMG LLP

New York, New York
April 10, 2002